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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                ---------------


                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 17, 2002



                            ESENJAY EXPLORATION, INC.
             (Exact name of registrant as specified in its charter)



                                                              73-1421000
         DELAWARE                    0-80243                 (IRS EMPLOYER
 (STATE OF INCORPORATION)   (COMMISSION FILE NUMBER)       IDENTIFICATION NO.)



                      500 NORTH WATER STREET, SUITE 1100 S.
                           CORPUS CHRISTI, TEXAS 78471
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (361) 883-7464
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                (NOT APPLICABLE)
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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ITEM 5: OTHER EVENTS

      On March 17, 2002 Esenjay Exploration, Inc., a Delaware corporation ("Esenjay"), Santos Americas and Europe Corporation, a Delaware corporation ("Parent"), and ECM Acquisition Company, a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"), entered into an Agreement dated March 17, 2002 (the "Merger Agreement") pursuant to which Sub has agreed to commence a tender offer (the "Offer") for all outstanding shares of Esenjay common stock, par value $0.01 (the "Common Stock") at a price per share of $2.84 in cash (the "Offer Price"). The Merger Agreement provides for a two-step transaction. The first step would be the Offer and the second step would be a follow-on merger between Sub and Esenjay in which Esenjay would be the surviving corporation. Esenjay issued a press release announcing the execution of the Merger Agreement on March 18, 2002, a copy of which is filed as Exhibit 99.1 hereto and which is incorporated herein by reference.

      The Offer is conditioned on the receipt of at least a majority of Esenjay's outstanding shares. If Sub consummates the Offer, it will then begin the follow-on merger to acquire all remaining outstanding Esenjay shares, the timing of which would be announced at a later date. As of March 1, 2002 Esenjay had 19,121,568 shares outstanding. It also had outstanding options and warrants, which would be in-the-money at $2.84 per share, to purchase an additional 2,537,169 Esenjay common shares.

      At a meeting held on Saturday, March 16, 2002, Esenjay's board of directors voted to accept and support the Offer and voted to recommend that Esenjay shareholders accept the cash tender offer and approve the merger. In addition, as a condition to the Offer, Esenjay's two major shareholders and the Chairman of the Board of Directors have agreed to tender all of the shares owned by them (representing approximately 52% of Esenjay's total outstanding shares) in the Offer and have granted Parent the option to acquire all of their shares if the Offer is not consummated for certain reasons.

      Consummation of the Offer is further subject to various other conditions as set forth in the Merger Agreement. The foregoing summary of certain facets of the Offer and the Merger Agreement is qualified in its entirety by reference to the text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and which is incorporated herein by reference.

ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS.

2.1 Agreement dated as of March 17, 2002 between Esenjay Exploration, Inc., Santos Americas and Europe Corporation, and ECM Acquisition Company.

99.1 Text of press release dated March 18, 2002 issued by Esenjay Exploration, Inc.


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                                  SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



DATE:  MARCH 21, 2002               ESENJAY EXPLORATION, INC.


                                    By: /s/ DAVID B. CHRISTOFFERSON
                                        -------------------------------------
                                        David B. Christofferson, Senior
                                        Vice President and General Counsel



                                EXHIBIT INDEX

2.1 Agreement dated as of March 17, 2002 between Esenjay Exploration, Inc., Santos Americas and Europe Corporation, and ECM Acquisition Company.

99.1 Text of press release dated March 18, 2002 issued by Esenjay Exploration, Inc.